NextLevel Group, LLC
6800 Jericho Turnpike
Suite 120W
Syosset, NY 11791

June 3, 2013

Coupon Express, Inc.
303 Fifth Avenue
New York, New York 10016
Attn: Alan Schor

Dear Alan:

You have requested that Nextlevel VIII LLC ("Nextlevel") make a loan to Coupon Express (the "Company") in the amount of $50,000. In order to accommodate your request, Nextlevel will require the following:

(i) that the amount loaned shall be subject to interest at the rate of 5% per annum and be repaid in 90 days;

(ii) that Chuck Gardner be added to the Board. I understand that the Company is also increasing the size of the Board by adding John M. Devlin, Jr., as well as a designee of Lazarus Investments;

(iii) that the Company enter into an agreement with Lucas Group providing for a retained search for a CEO candidate; and

(iv) that the Company acknowledge and agree to pay Nextlevel's claim for reimbursement of its legal fees in connection with the existing agreements between the Company and Nextlevel, currently in the amount of $227,108.78 (as detailed below) through April 30, 2013. Such amounts shall be repaid as cash flow permits, but no later than the earlier of (x) December 31, 2013 or (y) an Acquisition of the Corporation (as defined in the Corporation's Certificate of Incorporation). The Company acknowledges and agrees to pay NextLevel's legal fees related to activities in connection with the Company, in the amount of $177,215 through December 31, 2012, for which appropriate invoices have already been submitted, and an additional $$49,892.82 for the period of January 1, 2013 through April 30, 2013, subject to submission of appropriate invoices, and shall pay such further amounts of counsel fees that shall be billed to NextLevel thereafter regarding its activities with respect to the Company, subject to submission of appropriate invoices; in accordance with the foregoing schedule.

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We will require an appropriate resolution of the Board of the Company substantially in the form annexed hereto to authorize the foregoing agreements. Please countersign the letter below to indicate Coupon Express' agreement to the foregoing.

Sincerely,

NEXTLEVEL VIII, LLC

By: Joseph Heller
Manager

AGREED AND ACKNOWLEDGED:

COUPON EXPRESS, INC

Dated: 6/3/13

By: Alan Schor
Interim Chief Executive Officer

UNANIMOUS WRITTEN CONSENT
OF THE BOARD OF DIRECTORS
OF COUPON EXPRESS, INC.

The undersigned, being all of the members of the Board of Directors (the "Board of Directors") of Coupon Express, Inc., a Nevada corporation (the "Corporation"), do hereby consent to the adoption of the following resolutions without a meeting:

RESOLVED, that NextLevel VIII, LLC ("NextLevel") is making an additional loan to the Corporation in an aggregate amount of $50,000 as additional working capital for the Corporation (the "Loan"), a portion of which ($23,000) shall be wired directly to the Search Firm (as defined below) and the Corporation's debt to NextLevel in connection with the Loan shall be evidenced by a promissory note, in the form attached hereto as Exhibit A (the "Note"), which provides a 90-day repayment date at an interest rate of 5% per annum; and be it further

RESOLVED, that the Loan, the Note and all other related documents, certificates, agreements and undertakings necessary or advisable in connection with the foregoing resolution (collectively, the "Documents") be, and they hereby are, in all respects authorized, and confirmed, ratified and approved; that the performance by the Corporation of all of its obligations to be performed under the Note and any other Document to which the Corporation is a party, as the same shall be executed and delivered in accordance with these resolutions, and the compliance by the Corporation with each of the terms and conditions thereof, and the consummation of the foregoing resolution and each of the other actions and transactions contemplated thereby, be, and they hereby are, in all respects, authorized, confirmed, ratified and approved in all respects; and it is further

RESOLVED, that the officers and directors of the Corporation be, and each of them hereby is, without the others, authorized in the name and on behalf of the Corporation to execute and deliver the Note and other Documents and to take other actions and make such changes as may be necessary or desirable and proper to consummate the transactions contemplated by, and carry out the intent of, the foregoing resolutions the necessity or desirability and propriety thereof being conclusively evidenced by the execution and delivery of such Documents of the taking of such actions; and

WHEREAS, the Corporation has determined that it is in its best interest to engage a search firm to assist in the identifying and recruitment of a Chief Executive Officer and has identified the Lucas Group as an appropriate firm to effect these activities, and that the Search Firm Agreement (as defined below) is fair and reasonable; accordingly it is therefore

RESOLVED, that the Corporation enter into the agreement with Lucas Group (the "Search Firm") attached hereto as Exhibit B (the "Search Firm Agreement"), and Nextlevel's wiring of $23,000 to the Search Firm pursuant to the Search Firm Agreement is recognized by the Corporation as a payment for Corporation purposes and is deemed part of the Loan; and

WHEREAS, the Corporation has determined to increase the size of its Board of Directors in the interest of adding depth to the Board of Directors with persons who can assist the Corporation in its business initiatives. Now therefore, it is hereby;

RESOLVED, that the number of Directors constituting the Board of Directors is increased by up to an additional three members (a maximum of five board members), such increases to be effective with the acceptance of the respective appointments of persons designated hereinafter by such persons so that as each person's appointment is accepted by such person, the number of Directors constituting the Board of Directors shall increase by one; and, in accordance therewith it is further

RESOLVED, that John M. Devlin Jr is hereby appointed as a Director of the Corporation effective upon his acceptance of such appointment; and it is further

RESOLVED, that Chuck Gardner is hereby appointed as a Director of the Corporation effective upon his acceptance of such appointment; and it is further

RESOLVED, that Jeff Bunier, a designee of Lazarus Investments, is hereby appointed as a Director of the Corporation effective upon his acceptance of such appointment, and if Mr. Bunier does not accept such appointment, another person designated by Lazarus who is not, by reason of character or other factors, not qualified for serving on the Corporations's Board of Directors, shall be appointed as a Director of the Corporation, effective upon his or her acceptance of such appointment; and

WHEREAS, NextLevel has previously made claims against the Corporation for reimbursement of legal fees in connection with the Corporation's agreements with NextLevel pursuant to Sections 7.3 and 8.1 of those certain Cumulative Convertible Senior Note and Warrant Purchase Agreements dated October 24, 2011 and May 31, 2012, respectively; and

WHEREAS, the Corporation has determined that the claims made by NextLevel with respect to reimbursement of its counsel fees are appropriate and that said counsel fees shall accordingly be reimbursed; accordingly, it is therfore

RESOLVED, that as cash flow permits, but no later than the earlier of (x) December 31, 2013 or (y)an Acquisition of the Corporation (as defined in the Corporation's Certificate of Incorporation); NextLevel's legal fees related to activities in connection with the Corporation, in the amount of $177,215 through December 31, 2012, for which appropriate invoices have already been submitted, and an additional $$49,892.82 for the period of January 1, 2013 through April 30, 2013, subject to submission of appropriate invoices, and such further amounts that shall be billed NextLevel thereafter regarding its activities with respect to the Corporation, subject to submission of appropriate invoices; shall be paid to NextLevel in accordance with the foregoing schedule; and it is further

RESOLVED, that the officers and directors of the Corporation be, and each of them hereby is, without the others, authorized in the name and on behalf of the Corporation to execute and deliver the Note and other Documents, the Search Firm Agreement, and to take other actions and make such changes as may be necessary or desirable and proper to consummate the transactions contemplated by, and carry out the intent of, the foregoing resolutions, including the appointment of additional directors and reimbursement of NextLevel legal fees, the necessity or desirability and propriety thereof being conclusively evidenced by the execution and delivery of such Documents of the taking of such actions; and

[signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this written consent, which may be executed in one or more counterparts and delivered by facsimile or .pdf signature, each of which shall constitute an original, and which when taken together shall constitute one and the same consent.

Dated: June 03, 2013

Board of Directors:

By: ______________________
Joseph Heller

By: ______________________
Alan Schor

EXHIBIT A

PROMISSORY NOTE

EXHIBIT B

LUCAS GROUP AGREEMENT

PROMISSORY NOTE

$50,000.00 June 3, 2013

FOR VALUE RECEIVED, Coupon Express, Inc., a Nevada corporation ("**Maker**") promises to pay to the order of NextLevel VIII, LLC, a Delaware limited liability company ("**Payee**"), the principal sum of Fifty Thousand Dollars ($50,000.00), together with interest accruing from the date hereof at a rate of five (5.00%) percent per annum on the unpaid principal balance, ninety (90) days from the date hereof.

Interest on this Promissory Note shall be computed on the basis of the actual number of days elapsed over a year of 365 days. Principal and interest shall be payable in lawful money of the United States of America in immediately available funds to the account designated by the Payee.

This Promissory Note may be prepaid in whole or in part at any time without penalty or premium.

No modification or waiver of any of the provisions of this Promissory Note shall be effective unless in writing, signed by the Payee, and only to the extent therein set forth, nor shall any such waiver be applicable except in the specific instance for which given.

This Promissory Note may be assigned, transferred, hypothecated, or otherwise conveyed by Payee to any other person or entity (by contract, operation of law, or otherwise) without the prior written consent of the Maker. Payee shall notify Maker of any transfer and Maker shall record the transfer upon Payee's request.

The Maker hereby waives presentment, demand, protest, and notice of protest of this Promissory Note.

THE MAKER AND THE PAYEE, BY ITS ACCEPTANCE HEREOF, WAIVE ALL RIGHTS TO TRIAL BY JURY OF ANY CLAIMS OF ANY KIND ARISING UNDER OR RELATING IN ANY WAY TO THIS NOTE. THE MAKER AND THE PAYEE ACKNOWLEDGE THAT THIS IS A WAIVER OF A LEGAL RIGHT AND REPRESENT TO EACH OTHER THAT THESE WAIVERS ARE MADE KNOWINGLY AND VOLUNTARILY AFTER OPPORTUNITY FOR CONSULTATION WITH COUNSEL OF THEIR CHOICE. THE MAKER AND THE PAYEE AGREE THAT ALL SUCH CLAIMS SHALL BE TRIED BEFORE A JUDGE OF A COURT HAVING JURISDICTION WITHOUT A JURY.

ANY ACTION OR PROCEEDING ARISING HEREUNDER SHALL BE LITIGATED IN THE STATE AND FEDERAL COURTS OF THE COUNTY OF NEW YORK, TO THE JURISDICTION OF WHICH COURT THE PARTIES HEREBY SUBMIT, AND PAYEE, BY ITS ACCEPTANCE HEREOF, CONSENTS TO SUCH JURISDICTION.

THE MAKER WAIVES THE RIGHT TO INTERPOSE ANY COUNTERCLAIMS OR SETOFFS OF ANY KIND IN ANY LITIGATION RELATING TO THIS NOTE OR ANY LIABILITIES.

This Promissory Note is to be governed, interpreted and construed by, through and under the internal laws of the State of New York.

IN WITNESS WHEREOF, the undersigned Maker has caused this Promissory Note to be executed in its name on the day and year first above written. . .

COUPON EXPRESS, INC.

By: [signature]
Name: Alan Schor
Title: Director, Interim CEO and Authorized Signatory